Exhibit (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-43524) on Form S-8 of Eastman Kodak Company of our report, dated June 23, 2011, relating to the financial statements and supplemental schedule of Eastman Kodak Employees’ Savings and Investment Plan, which appears in this Annual Report on Form 11-K of Eastman Kodak Employees' Savings and Investment Plan for the year ended December 30, 2010.

/s/ Insero & Company CPAs, P.C.

Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 23, 2011